Exhibit 3.3.1

ARTICLES OF INCORPORATION

OF

LOEWS CALIFORNIA IMAX THEATRE, INC.

The undersigned being a natural person of full age and acting as the incorporator for the purpose of forming the business corporation hereinafter named pursuant to the provisions of the Corporations Code of the State of California, does hereby adopt the following articles of incorporation.

FIRST: The name of the corporation (hereinafter referred to as the “corporation”) is: LOEWS CALIFORNIA IMAX THEATRE, INC.

SECOND: The existence of the corporation is perpetual.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

FOURTH: To indemnify any director or officers or former director or officer of the corporation, or any person who may have served at its request as a director or officer of any other corporation in which it is a creditors, against expenses actually and necessity incurred by him in connection with the defenses or any action, suit or proceeding in which he is made an officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise.

FIFTH: The name of the corporation’s initial agent for service of process within the State of California in accordance with the provisions of subdivision (b) of Section 1502 of the Corporations Code of the State of California is Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service.

SIXTH: The total number of shares which the corporation is authorized to issue 500, all of which are of one class and of a par value of $1.00 each, and all of which are Common Shares.

SEVENTH: In the interim between meetings of shareholders held for the election of directors or for the removal of one or more directors and the election of the replacement or regalements thereat, any vacancy which result by reason of the removal of a director or directors by the shareholders entitled to vote in an election of directors, and which has not been filled by said shareholders, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by the sole remaining director as the case may be.

EIGHTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

NINTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholder through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Signed on February 16, 1999.

/s/ JUDI A. OLSEN
Judi A. Olsen, Incorporator

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

I, Judi A. Olsen do hereby certify that:

1.                        I am the sole incorporator of LOEWS CALIFORNIA IMAX THEATRE CORPORATION, a California Corporation.

2.                        I hereby adopt the following amendment of the articles of incorporation of this corporation:

Article First is amended to read as follows:

The name of the corporation should read

LOEWS CITYWALK THEATRE CORPORATION

3.                        No directors were named in the original articles of incorporation and none have been elected.

4.                        The corporation has not issued shares.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATE: March 9, 1999

/s/ JUDI A. OLSEN
Judi A. Olsen, Incorporator

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

AFTER SHARES HAVE BEEN ISSUED

The Undersigned certify that:

1.                       They are the Vice President and Senior Vice President of the corporation and have the power to act on behalf of this corporation pursuant to an order by the Hon. Judge Allen I Gropper of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of the Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40405, confirmed and approved on March 1, 2002.

2.                       The name of the corporation is Loews Citywalk Theatre Corporation.

3.                       The Sixth Article of the Articles of Incorporation is amended by adding the following sentence at the end of such Article:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.                       In accordance with Section 1400 of California Corporations Code, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order by the Hon. Judge Allen I. Gropper of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of the Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40405, confirmed and approved on March 1, 2002.

5.                       We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 3/21, 2002

BY:	/s/ BRYAN BERNDT
Bryan Berndt Vice President

BY:	/s/ JOHN C. MCBRIDE, JR.
John C. McBride, Jr. Senior Vice President

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